                                                                    EXHIBIT 99.1

  Taking surgical precision and technique beyond the limits of the human hand.(TM)


FOR IMMEDIATE RELEASE           Contacts:  Ben Gong       408-523-2175
                                           Sarah Norton   408-523-2161

    INTUITIVE SURGICAL ANNOUNCES $19.2 MILLION FIRST QUARTER REVENUE, UP 33%

SUNNYVALE, CALIF. April 24, 2003 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in operative surgical robotics, today reported sales of $19.2 million in the first quarter of 2003, up 33% from $14.4 million in sales reported in the first quarter of 2002. Higher sales were driven by continued recurring revenue growth and additional DA VINCI(R) Surgical System unit shipments. First quarter 2003 recurring revenue totaled $5.4 million, up 103% over the prior year and up $0.7 million sequentially from the fourth quarter of 2002. Intuitive shipped 14 DA VINCI(R) Surgical Systems during the first quarter 2003 compared to 13 during the first quarter last year.

                                Q103        Q102     INCREASE
                                ----        ----     --------
REVENUE ($MILLIONS)
-------------------
Systems                      $   13.8    $   11.7    $   2.1
Instruments/Accessories      $    3.6    $    1.7    $   1.9
Service                      $    1.8    $    1.0    $   0.8
                             -------------------------------
                             $   19.2    $   14.4    $   4.8
SYSTEM POPULATION
Placements                       14          13          1
Cumulative Placements           163         102         61

Gross margin for the first quarter of 2003 was 54.6%, compared with 47.9% for the first quarter of 2002. Improved 2003 gross margin was driven by a higher DA VINCI(R) Surgical System average selling price and lower product warranty costs.

Net loss for the first quarter 2003 was $2.3 million, or ($0.06) per share compared to a net loss of $5.6 million, or ($0.15) per share during the first quarter 2002. Intuitive used $5.8 million of cash during the first quarter, ending the period with $45.0 million in cash, cash equivalents and short-term investments.

Commenting on the announcement, Lonnie Smith, President and CEO of Intuitive Surgical said: "We are pleased with our continued revenue growth and recurring revenue momentum. Our sequentially lower operating expenses and shrinking net loss demonstrate our progress towards achieving profitability. We are pleased with our momentum as we move forward with our plans to merge with Computer Motion."

Intuitive Surgical and Computer Motion continue to expect to close the proposed merger by the end of June 2003. Currently, planning for the post-merger transition is underway and the companies expect to meet the estimated $18 million in annual operating pre-tax cost savings. The outlook for the combined entity is to record between $110 and $130 million of 2003 revenue on a pro forma basis. The companies are targeting profitability by the fourth quarter of 2003 for the combined entity, excluding amortization of intangible assets and one-time charges associated with the merger. The companies are analyzing possible post-merger plans to enhance the efficiency and productivity of a merged company. While no final decisions have been made, the companies are considering various post-merger opportunities including the consolidation of manufacturing and administrative functions at corporate headquarters, maintaining an engineering presence in existing locations, and creating a single sales and service force to cost-effectively serve and support customers world-wide.

The company will also announce these results at a conference call today at 1:30 PM PST. The dial-in numbers for this call are 877-909-3508 for U.S. calls and 484-630-4228 for international calls. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About the DA VINCI(R) Surgical System:

The DA VINCI(R) Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance INSITE(R) 3-D vision system, a patient-side cart consisting of three robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating ENDOWRIST(R) Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its System enables surgeons to perform better surgery in a manner never before experienced. The DA VINCI(R) Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

                                      # # #

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Intuitive Surgical's anticipated merger with Computer Motion. You can identify these forward-looking statements when you see us using words such as "intends," "expects," "anticipates," "estimates" and other similar expressions. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially from those expressed or implied in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, competition and market acceptance of products; ability to obtain regulatory approvals and third-party reimbursements; ability to raise additional capital; non-consummation of the proposed merger; prior to the closing of the proposed merger the businesses of Intuitive Surgical or Computer Motion suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies; and other factors described in the Securities and Exchange Commission reports filed by Intuitive Surgical and Computer Motion, including their most recent filings on Form 10-K. Intuitive Surgical and Computer Motion undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

In connection with Intuitive Surgical's proposed merger with Computer Motion, Intuitive Surgical has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF INTUITIVE SURGICAL AND COMPUTER MOTION ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER MATERIALS CONTAINED IN THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT INTUITIVE SURGICAL, COMPUTER MOTION AND THE PROPOSED MERGER. The registration statement and any other documents filed with the SEC by Intuitive Surgical or Computer Motion may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Intuitive Surgical by directing a request to Intuitive Surgical, Inc., 950 Kifer Road, Sunnyvale, CA 94086, Attn: Sarah Norton. Investors and security holders may obtain free copies of the documents filed with the SEC by Computer Motion by contacting Computer Motion, Inc., 130-B Cremona Drive, Goleta, CA 93117, Attn: Dan Tamkin.

INTUITIVE(R), DA VINCI(R), INSITE(R), and ENDOWRIST(R) are registered trademarks of Intuitive Surgical, Inc.

                            INTUITIVE SURGICAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             3 MONTHS ENDED
                                                             --------------
                                                         3/31/03         3/31/02
                                                         -------         -------
Sales                                                   $ 19,235        $ 14,409
Cost of sales                                              8,738           7,507
                                                        --------        --------
            Gross Margin                                  10,497           6,902
            Gross Margin %                                  54.6%           47.9%
Operating costs and expenses
            Selling, general and administrative           10,209           8,785
            Research and development                       3,423           4,232
                                                        --------        --------
                Total operating costs and expenses        13,632          13,017
Loss from operations                                      (3,135)         (6,115)
Interest income/(expense)                                    842             498
                                                        --------        --------
Net loss                                                $ (2,293)       $ (5,617)
                                                        ========        ========
Net loss per share - basic and diluted                  $  (0.06)       $  (0.15)
                                                        ========        ========
Shares used in computing basic and
            diluted net loss per common share             36,862          36,308
                                                        ========        ========

                            INTUITIVE SURGICAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                UNAUDITED
                                                                 03/31/03       12/31/02 *
                                                                 --------       ----------
ASSETS
Current assets:
       Cash and cash equivalents                               $  22,774       $  17,607
       Short-term investments                                     22,235          33,232
       Accounts receivable, net                                   20,895          16,887
       Inventory, net                                              8,282           8,738
       Prepaid expenses                                            2,037           2,161
                                                               ---------       ---------
Total current assets                                              76,223          78,625
Net property, plant, equipment                                     9,823          10,388
Other assets                                                       3,370           2,568
                                                               ---------       ---------
Total assets                                                   $  89,416       $  91,581
                                                               =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Accounts payable                                        $  10,142       $   9,282
       Accrued compensation and employee benefits                  2,225           4,666
       Warranty accrual                                            2,100           2,269
       Accrued liabilities                                         3,485           3,497
       Deferred revenue                                            6,140           4,838
       Current portion of long-term debt                           1,434           1,511
                                                               ---------       ---------
Total current liabilities                                         25,526          26,063

Long term liabilities                                              1,531           1,838
Stockholders' equity:
       Common stock                                                   37              36
       Additional paid-in capital, net of issuance costs         192,412         191,020
       Deferred compensation                                        (112)           (223)
       Accumulated deficit                                      (131,084)       (128,791)
       Accumulated other comprehensive income                      1,106           1,638
                                                               ---------       ---------
Total stockholders' equity                                        62,359          63,680
Total liabilities and stockholders' equity                     $  89,416       $  91,581
                                                               =========       =========


* - Derived from the audited financial statements included in our annual report on Form 10K for the year ended December 31, 2002 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.